EXHIBIT 23.2

                              ACCOUNTANTS' CONSENT

The Stockholders and Board of Directors
  CORT Business Services Corporation:

    We consent to the use of our reports included herein and incorporated herein by reference and to the reference to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the Prospectus. Our report on the consolidated financial statements refers to a change in accounting for income taxes by CORT Furniture Rental Corporation, the Predecessor to CORT Business Services Corporation.

                                          KPMG PEAT MARWICK LLP


Washington, D.C.
July 25, 1996